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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549


FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  December 31, 1995

REGENT TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)


 Colorado                              0-9519                    84-0807913
(State or other jurisdiction        (Commission File          (IRS Employer
incorporation or organization)          Number)             Identification)


8080 North Central, Suite 400, Dallas, Texas                       75206
(Address of principal executive offices)                         (zip code)

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Item 4.  Changes in registrant's certifying accountants.

(a) The client-auditor relationship between the registrant and its principal accountant for the periods ending 1993 and 1994, Farmer, Fuqua, Hunt & Munselle, P.C., has ceased effective December 31, 1995. The decision to change accountants was recommended by the audit committee due to the change of employment of the primary auditor performing the audit of the financial statements.

The former accountant's reports on the financial statements of the registrant for either of the past two years did not contain an adverse opinion or a dislcaimer of opinion or was qualified in any way. There were no disagree-ments with the former accountant at any time.

(b) A new independent principal accountant has been engaged by the registrant. The name of the registrant's new principal accountant is Salmon, Beach & Company, P. C., 12720 Hillcrest Road, Suite 900, Dallas, Texas 75230. Mr. William H. Sims, a CPA with the registrant's new principal accountant, was the primary auditor with the registrant's former principal accountant and will be the registrant's primary auditor with the registrant's new principal accountant.